Exhibit 10.28

AMENDMENT ONE TO THE SERVICE CORPORATION INTERNATIONAL
DEFERRED COMPENSATION PLAN

Service Corporation International, a Texas corporation (the “Company”), hereby adopts the following Amendment to the Service Corporation International Deferred Compensation Plan (the “Plan”):
WHEREAS, the Plan was adopted by the Company, originally effective January 1, 2005 and subsequently amended and restated most recently effective on January 1, 2017; and
WHEREAS, the Company desires to clarify the terms of the Plan to provide explicit language regarding the ability of Directors to elect a scheduled distribution of their Director Unit Account;
WHEREAS, Section 12.2 of the Plan gives the Company the authority to make amendments to the Plan;
NOW THEREFORE, the Plan is hereby amended by revising the following Sections:

1.	Section 1.7, Beneficiary Designation Form is amended in its entirety to read as follows:

“Beneficiary Designation Form” shall mean the form that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

2.	Section 1.25, Election Form is amended in its entirety to read as follows:

“Election Form” shall mean the form, which may be in paper or electronic format that a Participant completes, signs and returns to the Committee to make an election under the Plan.

3.	Section 1.36, Plan Agreement is amended in its entirety to read as follows:

“Plan Agreement” shall mean a written agreement that evidences a Participant’s agreement to the terms of the Plan and which may establish additional terms or conditions of Plan participation for a Participant. The most recent Plan Agreement accepted with respect to a Participant shall supersede any prior Plan Agreements for such Participant. Plan Agreements may vary among Participants and may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan.

4.	Section 19.2(b), Unit Deferral Elections is amended in its entirety to read as follows:

“Unit Award Deferral Elections. Subject to the limitations below, a Participant may elect to defer all or a portion of a Unit Award on such terms as the Committee (or its delegate) may permit by completing an Election Form and submitting it to the Committee (or its delegate) prior to the calendar year in which the Unit Award is made. The Participant’s deferral election shall be made pursuant to Section 3.1 hereof, in accordance with the provisions thereof, and shall be submitted within the time period provided under Section 3.2 hereof. The Election Form shall designate the time and form of distribution for the Participant’s Director Deferred Units and Dividend Equivalents, including the (A) time of payment as either after termination of service as a Director or on a specified date (subject to the time period provided under Sections 4.1 - 4.3 for scheduled distributions); and (B) manner of payment as either (i) in a single lump sum payment, or (ii) in approximately equal annual installments over a period of up to 5 years. The failure to make either or both of the foregoing elections shall result in, as applicable: (x) time of payment shall be after termination of services as a Director; and (y) form of payment shall be a single lump sum payment. The Committee (or its delegate) shall credit a Director Deferred Unit to a bookkeeping account (to be known as a “Director Unit Account”) for the benefit of such Participant. Any Unit Awards deferred pursuant to this Section 19.2(b) shall be accounted for by the Employer on its books and records and the Employer may, in its discretion, transfer shares of the Company’s common stock to the Trustee at such times as the Employer shall, in its discretion, determine. If a Director has selected (or deemed to have selected by default) the distribution of the Director Unit Account to begin after termination of service as a Director, distributions shall commence on June 15 following a Director’s termination of service, unless such distribution is required to be delayed under Section 17.17, in which case such distribution shall commence at the time this statutory delay has expired.”

IN WITNESS WHEREOF, the undersigned, duly authorized officer of the Company, has caused this instrument to be executed on this 21st day of February, 2019.

SERVICE CORPORATION INTERNATIONAL,
A Texas corporation

By: /s/ GREGORY T. SANGALIS
Name: GREGORY T. SANGALIS
Its: SENIOR VICE PRESIDENT